IRELAND INC

Rodman & Renshaw Conference

September 2011

Forward Looking Statements

This Presentation may contain, in addition to historical information, forward-looking statements. Statements in this Presentation that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed under the heading "Risk Factors” and elsewhere in the Company's periodic filings with the U.S. Securities and Exchange Commission. When used in this Presentation, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential,“ "should," and similar expressions, are forward-looking statements. The risk factors that could cause actual results to differ from these forward-looking statements include, but are not restricted to the Company‘s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company's planned geological work programs, uncertainty of estimates of mineralized material, operational risk, environmental risk, financial risk, currency risk, and other statements that are not historical facts as disclosed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filing with the SEC and elsewhere in the Company's periodic filings with securities regulators in the United States. Copies of the Company's periodic reports are available on the SEC's website at http://www.sec.gov.

Cautionary Note Regarding Estimates

This presentation uses the terms “inferred,” “indicated,” and “measured resources”. The United States Securities and Exchange Commission (the “SEC”) does not normally permit issuers to disclose resource estimates in their filings with the SEC. SEC guidelines normally permit only the disclosure of “reserve” estimates, which are those parts of a mineral deposit that could be economically and legally extracted or produced at the time the estimate is made. Inferred resource estimates generally may not be used as the basis for pre-feasibility or feasibility studies. There are no assurances that any inferred, indicated or measured resource estimates provided in this press release can be economically or legally extracted or produced or that any of these resource estimates will ever be converted to reserves. There are also no assurances that any inferred resource estimates will be converted into indicated or measured resources.

Investors are advised to carefully review the reports and documents that the Company files from time to time with the SEC, particularly our Annual and Quarterly Reports.

Company Vision

Create value for shareholders by the development through to monetization of two precious metal projects.
•	Columbus Project – In active development (surface mining) Owns 100% of Gold / Silver mining rights Option to Expand

•	Red Mountain Project – Not in active development Option to acquire 100% Gold / Tungsten / Silver mining rights

Why Invest in Ireland?

Columbus Project
1. 2. 3. 4.	Large Opportunity Growing Opportunity Low Cost Process Near Term Production Potential

Why Invest in Ireland?

Large Opportunity

--	‘08 and ‘09 drill programs outlined seven mineralized zones (2-Sand zones; 5- Clay zones) within 5,000 acre “area of interest”

--	Current focus on Sand zones of 110+ million tons inferred with an average grade of 0.040 ounces per ton gold equivalent (AuE)

--	Nine bulk leach tests extracted +85% of Au & Ag from Sand material

Why Invest in Ireland?

Growing Opportunity

--	Mineralized area is still open in all directions

--	Results from 2010 drill program are expected shortly

--	2010 drill program was designed to both expand and further delineate the Sand Resources by in-fill drilling

Goal is to increase the tonnage and to upgrade the classification of the Sand Resources from Inferred to Indicated or Measured

--	Permits granted for next drill/bulk sampling program

Why Invest in Ireland?

Lower Cost Process

Process Cost Estimates ~ $12/ton of Sand Material

Goal: 75% extraction of 0.040 opt AuE (current test results exceeding goal)

If achieved: Operating Costs ~ $400/oz Au

Hard Rock Mining Comparison ~$450 - $550/oz Au

Expect to be Low Cost Operation: Strong positioning for production or acquisition

Why Invest in Ireland?

•	Near Term Production Potential

	--	Gold/Silver leach extraction circuit installed at onsite pilot plant in Q3 2011

	--	Currently optimizing precious metals extraction circuit for Sand Material

	--	Pilot Plant operations expected to determine feasibility of Project in 2012

Management Team

Douglas Birnie – Chief Executive Officer, President and Director
Mr. Birnie was a founder of Columbus Group Communications Inc., a privately-owned company that was acquired by TELUS Corp., one of Canada’s leading telecommunications companies.

Robert McDougal – Chief Financial Officer and Director
Mr. McDougal, a Certified Public Accountant, was a director and officer of GEXA Gold Corporation and was one of the founders of Millennium Mining Corporation, which has been merged into Gold Summit Corporation.

Mark Brennan – Director
Mr. Brennan is the President of his own consulting firm, the Brennan Consulting Group. In addition to his ongoing management consulting practice, Mr. Brennan has also founded and operated a number of private companies in a variety of industries.

Nanominerals Corp. / Dr. Charles Ager
Nanominerals is a private company focused on the development and application of new technology in the exploration of refractory gold deposits. Dr. Ager, the CEO of Nanominerals, is a geophysical engineer with over 40 years of international experience in mine discovery, production and finance.

Overview – Columbus Project

•	Gold and Silver Project

•	A “dry salt marsh” with drill indicated zones of surface mineable material

•	Located between Las Vegas and Reno in the Columbus Basin, in Esmeralda County, Nevada – a region with a proven history of major discoveries of gold and silver

•	Mine site production permit has been granted

•	Short horizon to potential production

Columbus Project Assets

19,738 acres of mineral claims on federal land administered by the BLM (Bureau of Land Management), with an option for an additional 23,440 acres

378 acres permitted to 40 feet for extraction of gold and silver (Permitted Area)
- - -	320 acre mine site, 58 acre mill site 15,000 sq ft mill building Additional permits needed for sand

Water usage rights of aquifers in basin

80 acres of private land
-	Future development flexibility

Drill Program 2008 and 2009

Identified Seven Mineralized Zones with Inferred Resource of 343MM tons with 0.040 opt AuE, including 110+MM tons of Sand Material.

All reported drill results are by Caustic Fusion Assay and analysis of extracted metal-in-hand for Gold and Silver.

The Caustic Fusion protocol was selected because our research has shown it to be a more effective pyrometallurgical method than conventional fire assay to extract gold and silver from the organic carbon rich Sands/Clays at Columbus. Caustic Fusion assays values are being confirmed by both cyanide and thiosulphate leaches.

Bulk Extraction Test Results

Need to prove extraction process is economically viable as next step of Project Feasibility. Goal: 75% Au recovery.

Sand Material

	Head Ore (HO) Caustic Fusion		Cyanide Leach Extraction		Thiosulphate Leach Extraction
Test	Au opt	Ag opt	Au %	Ag %	Au %	Ag %
3747C	0.082	1.772	85.8%	67.0%	87.3%	68.7%
3749C	0.049	0.152	90.0%	51.3%	83.4%	55.6%
1	0.028	0.482	85.7%	90.0%	71.4%	96.5%
2	0.018	0.825	116.7%[1]	91.5%	*[2]	*
3	0.059	0.552	83.1%	71.4%	76.3%	95.5%
4	0.047	1.025	97.9%	96.4%	93.6%	111.5%
5	0.051	0.965	96.1%	63.3%	92.2%	81.6%
6	0.064	0.612	90.6%	94.4%	81.3%	88.9%
7	0.052	0.404	94.2%	92.3%	94.2%	99.0%
Average	0.050	0.754	90.4%	79.7%	85.0%	87.2%

[1]	- Result possibly due to nugget effect, and as such, removed from average
[2]	* - test not performed

Independent Confirmation

All reported work to date has been completed and performed by third party engineers/geologists under Chain of Custody (COC)

Technical Team – independent firms:

Permitting
Lumos & Associates – based in Reno, NV

Project Resources
McEwen Geological – Drilling Management / Resource Modeling
Arrakis Inc. – Mine Planning/Process Development/Metallurgy
AuRIC Metallurgical Labs – Sample Assaying/Bulk Sample Testing/Leach Circuit Design/Metallurgy

Project Feasibility
Arrakis – Pilot Plant Operations/Project Construction
AuRIC – Leach Circuit Installation / Process Development

Project Goals 2011 - 2012

1.	Confirm we have excess of 250 million tons of Sand Resources
Define by Drilling and Bulk Sampling (1.5 sq. miles by 200 foot depth)
Report Drilling and Bulk Sample Results

2.	Confirm Commercial Process for Extracting Au/Ag
Process up to 2,000 tons at pilot plant
Determine Extraction Rates and Operating Costs
Target is to extract Au <$400/oz Operating Costs
At $1,700/oz for gold our breakeven would be an extraction of 17.6% of our average head grade of 0.04 opt Au

3.	Complete Project Feasibility
Update geological report – Upgrade Resources to Reserves
Finalize Mine Plan & Flow Sheet for Project
Determine Operating/Capital Costs for Production

Financial Information

Capitalization and Finances

Capitalization (6/30/2011)
Issued and Outstanding	127,452,641
Free Float	~ 59,000,000
Total Fully Diluted	167,595,795
Market Capitalization (6/30/2011)	~ $65 MM
Finances
Cash(06/30/11)	~ $2,714,000
Budget (July 1 ‘11 to Jun 31 ‘12)	~ $5,830,000
Expected Cash Position (06/30/12)	~ ($3,257,000)

Expenses

Cash Expenses
Budget (07/01/11 – 06/30/12)
Columbus Project
Property Payments	$ 280,000
Drilling Program and Resource Estimates	1,836,000
Pilot Plant / Project Feasibility	1,799,000
Columbus Project Sub-Total	3,915,000
Red Mountain Project	90,000
General and Admin.	1,825,000
Cash Expenditure	$5,830,000

Investment Summary

  Pilot Plant Operating – Optimizing Leach Circuit

  Inferred Sand Resource of 110+MM tons grading 0.040 opt AuE identified by 2008/2009 Drilling –
  Potential to increase resources by 2010/2011 Drilling   and Bulk Sampling

  Environmentally neutral Leach Process. Goal: Produce Au for <$400/oz

  Target is to complete Project Feasibility in 2012

  Talented technical team assembled

  Operations funded through Jan 2012

Ireland Inc.

Corporate Office:
2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV, 89052
(702) 932-0353
info@irelandminerals.com
http://www.irelandminerals.com

Investor Relations:
Terri MacInnis	R. Jerry Falkner, CFA
Bibicoff + MacInnis, Inc.	RJ Falkner & Company, Inc.
Tel: 818-379-8500	Tel: 800-377-9893
Email: terri@bibimac.com	Email: info@rjfalkner.com